Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of MFB Bancorp, Inc. on Form S-1 of our report dated September 14, 2026 on the consolidated financial statements of Mutual Federal Bancorp, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Oakbrook Terrace, Illinois

September 14, 2026